WINTHROP REALTY TRUST ANNOUNCES THIRD QUARTER 2009 RESULTS
AND DECLARES FOURTH QUARTER CASH DIVIDEND

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 5, 2009 – Winthrop Realty Trust (NYSE:FUR) announced today financial and operating results for the third quarter ended September 30, 2009.  All per Common Share amounts are on a diluted basis, and the presentation for the period ended September 30, 2008 has been revised to reflect the effect of the reverse stock split in November 2008.

2009 Third Quarter Highlights and Recent Events

•
The Company reported net income of $15.2 million or $0.90 per share for the quarter ended September 30, 2009, compared with net income of $2.2 million or $0.14 per share for the quarter ended September 30, 2008.

•
In July 2009 the Company sold to an unrelated third party a $35.0 million 9.75% A Note at par with respect to the first mortgage loan collateralized by an office building located at 160 Spear Street in San Francisco, California.

•
In October 2009 the Company commenced a rights offering to its existing Common and Preferred Shareholders pursuant to which the Company will issue up to 4,974,911 of its Common Shares at a price of $9.05 per share resulting in potential net proceeds to the Company of approximately $45.0 million.  The rights offering is scheduled to expire on November 19, 2009.

•
Holders of 544,000 Series B-1 Preferred Shares accepted the Company’s offer and elected to convert their Series B-1 Preferred Shares into an equivalent number of the Company’s newly-issued Series C Preferred Shares, leaving 852,000 Series B-1 Preferred Shares outstanding as of November 1, 2009.

•	Recorded an unrealized gain on securities held at September 30, 2009 of $12.6 million.

•	Sold securities with a cost basis of $4.3 million for sales proceeds of $6.1 million.

•	Retained liquid assets consisting of cash, cash equivalents, restricted cash and marketable securities of $105.6 million at September 30, 2009.

•
Declared a regular quarterly cash dividend of $0.25 per Common Share, which was paid on October 15, 2009 to Common Shareholders of record on September 30, 2009.  Additionally declared a quarterly cash dividend of $0.40625 per Series B-1 Preferred Share, which was paid on October 31, 2009, to Preferred Shareholders of record on October 20, 2009.

Third Quarter 2009 Financial Results

•
Net income applicable to Common Shares was $15.2 million, or $0.90 per Common Share, compared with net income of $2.2 million, or $0.14 per Common Share for the quarter ended September 30, 2008. The increase in income from the prior period is primarily the result of a $12.6 million unrealized gain on REIT securities carried at fair value and $2.5 million received from interest and dividends.

•
The Company reported Funds from Operations (FFO) of $19.9 million, or $1.14 FFO per Common Share, compared with FFO of $5.3 million, or $0.34 FFO per Common Share, for the quarter ended September 30, 2008.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarter ended September 30, 2009 was $6.2 million or $0.35 per Common Share, compared with FFO of $6.3 million, or $0.40 per Common Share for the quarter ended September 30, 2008.

(Amounts in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

FFO applicable to Common Shares (1)	$19,854	$5,307	$(68,393)	$(6,457)
Per Common Share	$1.14	$0.34	$(4.32)	$(0.44)

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Loan loss allowances	$-	$-	$2,152	$-
Impairment loss on real estate loan available for sale	-	-	203	-
Loan loss and impairments from partially owned entity – Concord	-	3,603	71,390	32,610
Available for sale securities	-	-	-	207
Impairment of equity investment in Concord	-	-	31,670	-
Preferred equity impairment	-	-	4,850	2,000
Net unrealized gain on securities	(12,578)	-	(14,010)	-
Net gain on sale of mortgage-backed securities	-	-	-	(454)
Net gain on sale of securities	(676)	-	(3,274)	(2,029)
Net gain on sale of preferred equity	-	-	(735)	(959)
Net gain on repurchase of Series B-1 Preferred Shares	(445)	-	(5,682)	-
Net gain on extinguishment of debt of partially owned entity – Concord	-	(2,601)	-	6,349
Adjustment for dilution by Series B-1 Preferred Shares (2)	-	-	1,986	4,931

Total items that affect comparability	$(13,699)	$1,002	$88,550	$29,958
Per Common Share	$(0.79)	$0.06	$5.05	$1.61

FFO as adjusted for comparability	$6,155	$6,309	$20,157	$23,501

Per Common Share	$0.35	$0.40	$1.15	$1.26

(1)	See Funds From Operations table below for a reconciliation of net income to FFO for the three and nine months ended September 30, 2009 and 2008.
(2)
The Series B-1 Preferred Shares are anti-dilutive for basic FFO for the periods ended September 30, 2009 and 2008.  However, after giving effect to the adjustments for comparability, the Series B-1 Preferred Shares are dilutive for the period.  Accordingly, for the presentation we have adjusted for this dilution and increased dilutive weighted-average common shares outstanding.

Fourth Quarter 2009 Dividend Declaration

As we have reported previously, the Company endeavors to have its dividend track cash flow from operations.  In light of the anticipated increase in the number of outstanding shares as of the record date resulting from the rights offering, the Company's Board of Trustees has declared a cash dividend for the fourth quarter of 2009 of $0.1625 per Common Share payable on January 15, 2010 to Common Shareholders of record on December 31, 2009.  In December, the Trustees will determine whether a special dividend is warranted based on the actual annual cash flow for 2009.  The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on January 29, 2010 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on December 31, 2009.

Michael Ashner, Winthrop Realty Trust’s Chairman and Chief Executive Officer, commented,  “We continue to believe that the stress affecting real estate assets and related investments will provide the Company with a steady flow of opportunities of which our recent investments in real estate securities is one example.”

Conference Call Information

The Company will host a conference call to discuss its third quarter 2009 results today, Thursday,  November 5, 2009 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.

A replay of the call will be available through December 5, 2009 by dialing (877) 660-6853; account #286, confirmation #331814.  An online replay will also be available through December 5, 2009.

About Winthrop Realty Trust

Winthrop Realty Trust is a diversified real estate investment trust (REIT) that seeks to invest in real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Condensed Financial Results

Financial results for the three and nine months ended September 30, 2009 and 2008 are as follows (in thousands except per common share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Revenue
Rents and reimbursements	$10,642	$10,873	$32,074	$32,533
Interest and dividends	2,496	379	6,462	1,262
	13,138	11,252	38,536	33,795
Expenses
Property operating	2,158	1,848	5,981	5,517
Real estate taxes	704	766	2,059	2,180
Depreciation and amortization	2,695	2,980	8,276	8,948
Interest	4,297	5,929	13,128	17,227
Impairment loss on available for sale securities	-	-	-	207
Provision for loss on loan receivable	-	-	2,152	-
General and administrative	1,825	1,566	5,149	5,119
State and local taxes	14	13	211	235
	11,693	13,102	36,956	39.433
Other income
Earnings (loss) from preferred equity investments	86	1,100	(2,108)	2,518
Earnings (loss) from equity investments	211	2,323	(100,201)	(16,198)
Gain on sale of available for sale securities	-	-	-	2,029
Gain on sale of securities carried at fair value	676	-	3,274	-
Gain on sale of mortgage-backed securities available for sale	-	-	-	454
Gain on sale of other assets	-	24	-	24
Unrealized gain on securities carried at fair value	12,578	-	14,010	-
Impairment loss on real estate loan available for sale	-	-	(203)	-
Gain on early extinguishment of debt	445	-	5,682	-
Interest income	31	761	145	1,425
	14,027	4,208	(79,401)	(9,748)
Consolidated income (loss) from continuing operations	15,472	2,358	(77,821)	(15,386)

Income from discontinued operations	-	49	-	134
Consolidated net income (loss)	15,472	2,407	(77,821)	(15,252)

Income attributable to non-controlling interests	(315)	(178)	(651)	(264)
Net income (loss) attributable to Winthrop Realty Trust	$15,157	$2,229	$(78,472)	$(15,516)

Comprehensive income (loss)
Net income (loss)	$15,472	$2,407	$(77,821)	$(15,252)
Change in unrealized gain (loss) on available for sale securities arising during the period	10	16	21	2,128
Change in unrealized gain on mortgage-backed securities available for sale arising during the period	-	-	-	190
Change in unrealized gain (loss) on interest rate derivatives arising during the period	141	41	406	(209)
Change in unrealized gain (loss) from equity investments	-	(820)	26,174	3,465
Less reclassification adjustment from gains included in net income	-	-	-	(2,483)

Comprehensive income (loss)	$15,623	$1,644	$(51,220)	$(12,161)

Per Common Share Data – Basic
Income (loss) from continuing operations attributable to Winthrop Realty Trust	$0.90	$0.14	$(4.96)	$(1.07)
Income from discontinued operations attributable to Winthrop Realty Trust	-	-	-	0.01
Net income (loss) attributable to Winthrop Realty Trust	$0.90	$0.14	$(4.96)	$(1.06)

Per Common Share Data – Diluted
Income (loss) from continuing operations attributable to Winthrop Realty Trust	$0.90	$0.14	$(4.96)	$(1.07)
Income from discontinued operations attributable to Winthrop Realty Trust	-	-	-	0.01
Net income (loss) attributable to Winthrop Realty Trust	$0.90	$0.14	$(4.96)	$(1.06)

Basic Weighted-Average Common Shares	15,855	15,717	15,828	14,570
Diluted Weighted-Average Common Shares	15,855	15,725	15,828	14,570

Amounts attributable to Winthrop Realty Trust Common Shareholders
Income (loss) from continuing operations	$14,318	$2,180	$(78,472)	$(15,650)
Income from discontinued operations	-	49	-	134
Net income (loss)	$14,318	$2,229	$(78,472)	$(15,516)

Funds From Operations:

The following presents a reconciliation of our net income to our funds from operations for the three and nine months ended September 30, 2009 and 2008 (in thousands, except per common share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

Net income (loss) attributable to Winthrop Realty Trust applicable to Common Shares for earnings per share purposes	$14,318	$2,229	$(78,472)	$(15,516)
Real estate depreciation	1,637	1,705	4,984	5,006
Amortization of capitalized leasing costs	1,050	1,267	3,267	3,898
Real estate depreciation and amortization of unconsolidated interests	2,155	914	4,210	2,591

Less: Non-controlling interest share of real estate depreciation and amortization	(786)	(808)	(2,382)	(2,436)

Funds from operations	18,374	5,307	(68,393)	(6,457)
Interest expense on Series B-1 Preferred Shares (1)	1,480	-	-	-
Funds from operations applicable to Common Shares plus assumed conversions	$19,854	$5,307	$(68,393)	$(6,457)

Basic weighted-average Common Shares	15,855	15,717	15,828	14,570
Series B-1 Preferred Shares (1)	1,561	-	-	-
Stock options (1)	-	8	-	-
Diluted weighted-average Common Shares	17,416	15,725	15,828	14,570

Funds from operations per common share – diluted	$1.14	$0.34	$(4.32)	$(0.44)

(1)	The Trust’s convertible preferred shares and stock options were considered anti-dilutive for the nine months ended September 30, 2009 and 2008.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  Management believes that FFO and FFO per diluted share are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided earlier in this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	September 30, 2009	December 31, 2008
		(as adjusted)
ASSETS
Investments in real estate, at cost
Land	$21,344	$21,344
Buildings and improvements	247,129	246,362
	268,473	267,706
Less – accumulated depreciation	(30,521)	(25,901)
Investments in real estate, net	237,952	241,805

Cash and cash equivalents	35,147	59,238
Restricted cash held in escrows	8,745	14,353
Loans receivable, net of allowances of $1,341 and $2,445, respectively	9,570	22,876
Accounts receivable, net of allowances of $152 and $225, respectively	13,505	14,028
Securities carried at fair value	61,486	36,516
Available for sale securities, net	205	184
Preferred equity investment	4,094	50,624
Equity investments	76,214	92,202
Lease intangibles, net	23,701	25,929
Deferred financing costs, net	2,037	3,218
Deposit for purchase of Series B-1 Preferred Shares	-	17,081
Other assets	-	40
TOTAL ASSETS	$472,656	$578,094

LIABILITIES

Mortgage loans payable	$225,454	$229,737
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 1,396,000 and 2,413,105 shares authorized and outstanding at September 30, 2009 and December 31, 2008, respectively	34,900	60,328
Note payable	-	9,800
Accounts payable and accrued liabilities	8,110	8,596
Dividends payable	3,965	5,934
Deferred income	53	795
Below market lease intangibles, net	3,034	3,696
TOTAL LIABILITIES	275,516	318,886

COMMITMENTS AND CONTINGENCIES

EQUITY

Winthrop Realty Trust Shareholders’ Equity:

Common Shares, $1 par, unlimited shares authorized; 15,861,231 and 15,754,495 outstanding at September 30, 2009 and December 31, 2008, respectively	15,861	15,754

Additional paid-in capital	461,896	460,956

Accumulated distributions in excess of net income	(291,984)	(213,284)

Accumulated other comprehensive loss	(222)	(15,176)

Total Winthrop Realty Trust Shareholders’ Equity	185,551	248,250

Non-controlling interests	11,589	10,958

Total Equity	197,140	259,208
TOTAL LIABILITIES AND EQUITY	$472,656	$578,094

Other Financial Information:
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Sources (Uses) of Cash	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Capital expenditures and leasing costs	$(857)	$(1,020)	$(3,382)	$(2,784)
Straight line rent adjustment	$(1,091)	$(996)	$(514)	$(624)

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended September 30, 2009 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614